UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/15/2012

OYO GEOSPACE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13601

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 15, 2012, OYO Geospace Corporation (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") with OYO Corporation U.S.A. (the "Selling Stockholder"), and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and the several underwriters named therein (the "Underwriters"), in respect of the underwritten public offering by the Selling Stockholder of 1,122,565 shares of common stock of the Company at $95.00 per share (the "Offering"). The Selling Stockholder has granted the Underwriters a 30-day option to purchase up to an addition 168,385 shares of common stock of the Company. The shares of common stock to be sold in the Offering were registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an effective registration statement on Form S-3 (Registration No. 333-177964), previously filed with the Securities and Exchange Commission. The material terms of the Offering are described in the prospectus supplement dated February 15, 2012, as filed by the Company with the Securities and Exchange Commission. The closing of the Offering is expected to occur on February 22, 2012. A legal opinion related to the shares of common stock to be sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

In the Underwriting Agreement, the Company agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Company will not receive any of the net proceeds from the Offering.

Item 8.01.    Other Events

On February 15, 2012, the Company issued a press release announcing the pricing of the registered public offering by OYO Corporation U.S.A. of shares of common stock of the Company. The press release is attached hereto as Exhibit 99.1. The foregoing description is qualified in its entirety by reference to such exhibit.

This Current Report on Form 8-K and the attached press release is neither an offer to sell nor a soliciation of an offer to buy any of the securities described herein or therein, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

Item 9.01.    Financial Statements and Exhibits

Exhibit 1.1 Underwriting Agreement dated February 15, 2012, among OYO Geospace Corporation, OYO Corporation U.S.A., Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and the several underwriters named therein.
Exhibit 5.1 Opinion of Fulbright & Jaworski L.L.P.
Exhibit 23.1 Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
Exhibit 99.1 Press Release dated February 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: February 15, 2012	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-1.1
Underwriting Agreement dated February 15, 2012, among OYO Geospace Corporation, OYO Corporation U.S.A., Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and the several underwriters named therein.

EX-5.1	Opinion of Fulbright & Jaworski L.L.P.
EX-99.1	Press Release dated February 15, 2012.